EXHIBIT 99.1

                                  NEWS RELEASE



Contact:  Jeffrey A. Weiss
          Chairman, President and CEO
          Dollar Financial Group, Inc.
          (610) 296-3400 ext. 124


FOR IMMEDIATE RELEASE
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                   DOLLAR FINANCIAL GROUP ANNOUNCES HIRING OF
                   RICHARD DORFMAN AS EXECUTIVE VICE PRESIDENT


BERWYN, PA / July 23, 1997 - Dollar Financial Group, Inc. today announced the appointment of Richard Dorfman as Executive Vice President and Chief Financial Officer of Dollar Financial Group, Inc. and its parent company, DFG Holdings, Inc. The appointment is effective immediately. Jeffrey Weiss, Dollar's Chairman, President and CEO commented, "Richard's wealth of experience with multi-site retail companies and in depth knowledge of the credit and financial markets will be invaluable as Dollar Financial continues it's rapid expansion." Dollar Financial Group, Inc. is a consumer financial services company operating the second largest check cashing store network in the United States and the largest such network in Canada. The Company provides a diverse range of consumer financial products and services primarily consisting of check cashing, money orders, money transfers, consumer loans, insurance, bill payment and distribution of public assistance benefits.

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